January 30, 2006

Renaissance Capital Greenwich Funds
Two Greenwich Plaza
Greenwich, CT  06830

Re:       Renaissance Capital Greenwich Funds
SEC File Nos. 333-21311/811-8049
Post–Effective Amendment No 11 to the
Registration Statement on Form N-1A

Dear Sir/Madam:

In connection with the filing of Post-Effective Amendment No. 11 to the Registration Statement (the “Registration Statement”) filed by Renaissance Capital Greenwich Funds, a Delaware statutory trust (the “Trust”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), covering the shares (the “Shares”) of beneficial interest of the IPO Plus Aftermarket Fund, a series of the Trust, we hereby consent to the use of our name as your counsel under “Legal Matters” in the Prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP

Enclosure